The Board of Directors
Copelco Capital Funding Corp. X:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                     /s/ KPMG Peat Marwick LLP

New York, New York
June 9, 1997